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                                                                                                                      Exhibit 99(a)

                                                  CLEVELAND-CLIFFS INC AND CONSOLIDATED SUBSIDIARIES
                                                          Schedule I - Marketable Securities
                                                                (Dollars in Millions)


                                                                                            Market Value
                                                         Principal                          of each issue        Amount at which
                 Name of issuer and                      amount of       Cost of             at balance           carried in the
                 title of each issue                       bonds        each issue           sheet date           balance sheet
                 -------------------                     ---------      ----------         -------------         ----------------
                 DECEMBER 31, 1993:
                 U.S. Government                         $  39.0       $  39.3                   $  39.3            $  39.3
                 Ohio state obligations                      5.0           5.0                       5.1                5.1
                 Other state obligations                     7.5           7.7                       7.7                7.7
                 Salem, Ohio hospital
                   revenue bonds                             2.8           2.8                       2.8                2.8
                 Other municipal
                   obligations                               9.0           9.2                       9.2                9.2
                 Corporate bonds                            10.1          10.1                      10.1               10.1
                 Short-term
                   investment funds                          7.3           7.3                       7.3                7.3
                 Repurchase agreements                       6.6           6.6                       6.6                6.6
                 Commercial paper                            5.0           5.0                       5.0                5.0
                                                         --------      ---------                 ---------          ---------

                 Total                                   $  92.3       $  93.0                   $  93.1            $  93.1
                                                         ========      =========                 =========          =========
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